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                                                                      Exhibit 22


                                RYMER FOODS INC.

                           SUBSIDIARIES OF THE COMPANY

                                OCTOBER 28, 1995



                                       State of        Percent
     Subsidiary Name                 Incorporation      Owned          Owner
     ---------------                 -------------     -------   ----------------
     Rymer Meat Inc.                    Illinois         100     Rymer Foods Inc.

     Rymer Chicken Inc. (1)             Arkansas         100     Rymer Meat Inc.

     Rymer International
      Seafood Inc. (2)                  Illinois         100     Rymer Meat Inc.

     Rymer Chicken Inc. - Plant City    Florida          100     Rymer Meat Inc.

     Queen City Foods Inc.              Georgia          100     Rymer Meat Inc.


(1) Substantially all of the assets of Rymer Chicken Inc. were sold on December 10, 1993. See Item 1 and Note 4 to the Consolidated Financial Statements.

(2) The Company announced on January 5, 1996 that it had signed an agreement in principle to sell the assets of Rymer International Seafood Inc. See Item 1 and Note 4 to the Consolidated Financial Statements.